Exhibit 5.01

Frascona, Joiner, Goodman and Greenstein, P.C.

Oliver E. Frascona (1947-2014) Gregg A. Greenstein Cinthia M. Manzano Jonathan H. Sargent Michael A. Smeenk Jordan C. May Britney Beall-Eder Zachary A. Grey	Attorneys at Law A Professional Corporation 4750 Table Mesa Drive, Boulder, Colorado 80305-5541 Telephone (303) 494-3000 Facsimile (303) 494-6309 www.frascona.com gary@frascona.com of Counsel

Gary S. Joiner

Jonathan A. Goodman

Karen J. Radakovich

Jesse H. Witt

Jeffrey M. Glotzer

Jeffrey D. Cohen

John C. Koechel

Patrick J. Fitz-Gerald

  ________________

Andrew B. Pipes

Caroline W. Young

Blake S. Gabriel

Ryan P. Horace

Brittaney D. McGinnis

Mara B. Peterson

David M. Petrush

July 22, 2025

Liberty Star Uranium & Metals Corp

2 East Congress St., Suite 900

Tucson, AZ 85701

RE:	Registration Statement on Form S-1

Ladies and Gentlemen,

We have acted as counsel to Liberty Star Uranium & Metals Corp., a Nevada corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-1 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the potential resale by GHS Investments, LLC (the “Selling Shareholder”) of up to 14,000,000 shares of the Company’s common stock, par value $0.00001 (the “Registered Shares”), which are issuable to the Selling Shareholder pursuant to that certain Equity Financing Agreement between the Company and the Selling Shareholder, dated September 25, 2024 (the “EFA”).

In connection with this opinion, we have examined and relied upon the originals or copies, certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below, including, without limitation, the following: (i) the Articles of Incorporation, as amended; (ii) the Bylaws, as amended; (iii) the Registration Statement; and (iv) applicable resolutions of the Company’s Board of Directors along with such other Company records and documents as we have deemed relevant and necessary. As to questions of factual matters material to this opinion, we have relied upon, to the extent we have deemed such reliance appropriate, without investigation, certificated and other communications from public officials and others, including representations and warranties made on behalf of the Company by its officers and directors.

Our opinion is based solely upon our current actual knowledge obtained during the course of our representation of the Company in connection with the Registration Statement, and through our examination and review of the Company records and documents described above.

In rendering this opinion, we have assumed the genuineness and the authenticity of all signatures on original documents; the legal capacity of all natural persons; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as certified electronic or photocopies; the authenticity of the originals of such latter documents; the accuracy and completeness of all documents and records reviewed by us; the accuracy, completeness and authenticity of certificates issued by any governmental official, office or agency and the absence of change in the information contained therein from the effective date of any such certificate; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents.

Frascona, Joiner, Goodman and Greenstein, P.C.

June 25, 2025

We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof. This opinion is limited to the matters expressly stated herein and no opinions are to be inferred or may be implied beyond the opinions expressly set forth herein.

For purposes of this opinion, without limiting any other exceptions or qualifications set forth herein, we have assumed that after the issuance of the entirety of the Registered Shares, the total number of shares of common stock then issued and outstanding, together with the total number of shares of common stock reserved for issuance upon the exercise, exchange or conversion, as the case may be, of any exercisable, exchangeable or convertible security then outstanding, will not exceed the total number of authorized shares of common stock under the Company’s Articles of Incorporation, as amended and then in effect, and that par value of $0.00001 per share for the Registered Shares has been paid when such common stock is so issued. Additionally, we also assume that the Shares will be fully paid upon issuance, in accordance with the EFA.

Based upon the foregoing, it is our opinion that the Registered Shares, when issued and sold to the Selling Shareholder in accordance with the EFA, will be legally issued, fully paid, and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus, which forms part of the Registration Statement. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Sincerely yours,

Frascona, Joiner, Goodman and Greenstein, P.C.